Exhibit 99.1

SUPERVISORY AGREEMENT

This written Supervisory Agreement (Agreement) is made this  2nd day of July, 2009, (Effective Date), by and through the Board of Directors (Board) of First Marblehead Corporation, Boston, Massachusetts, OTS Docket No. H-4316, (Holding Company), which owns and controls Union Federal Savings Bank, North Providence, Rhode Island, OTS Docket No. 17338 (Association), and the Office of Thrift Supervision (OTS), a federal bank regulatory agency within the United States Department of the Treasury, acting by and through its Regional Director for the Northeast Region (Regional Director).

WHEREAS, OTS finds that:

1.   On July 17, 2006, the Holding Company, as part of its application to acquire control of the Association, submitted an H-(e)1Application (Application) to OTS that included a proposed Business Plan (Business Plan) providing for the Association’s ongoing operation;

2.   On November 21, 2006, OTS, in reliance upon the Application and Business Plan, as amended, (Application Business Plan) approved the Holding Company’s Application;

3.   OTS’ approval was conditioned upon the Association’s ongoing operation within the parameters of the Application Business Plan;

4.   Since the Holding Company’s acquisition of control of the Association, the Association has engaged in certain unsafe and unsound practices in contravention of the Application Business Plan, as described in Order to Cease and Desist issued to the Association on July 2, 2009 (Order); and

5.   The Holding Company violated the condition of approval requiring ongoing compliance with the Application Business Plan and participated in unsafe and unsound practices; and

WHEREAS, OTS issued the Order to the Association requiring corrective actions to address violations, unsafe and unsound practices, and nonconformance with regulatory guidelines described therein; and

WHEREAS, OTS, pursuant to 12 USC §§ 1818 and 1467a(g), has statutory authority to require the Holding Company to take actions to address and correct matters of regulatory concern; and

WHEREAS, in furtherance of their common goal that the Holding Company address the regulatory concerns identified by OTS, the Holding Company and OTS have mutually agreed to enter into this Agreement; and

WHEREAS, on June 29, 2009, the Holding Company’s Board, at a duly constituted meeting adopted a resolution (Board Resolution) that authorizes the Holding Company to enter into this Agreement and directs compliance by the Holding Company and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

1.             Assist and Support the Association’s Compliance with OTS Cease and Desist Order.

a.             The Holding Company must support, cooperate with and not impede the Association’s compliance with the Order or the formulation and development of the Association’s Business Plan, Liquidity Plan, Concentration Reduction Plan and Contingency Plan (Plans) required by the Order. Once implemented, the Holding Company shall support and not impede the Association in the implementation of such Plans.

b.             Within sixty (60) days of the Effective Date of the above-referenced Order, the Holding Company, pursuant to due authorization by its Board of Directors, shall submit to the Regional Director, for his review, comment and non-objection, an acceptable written plan (Compliance Plan) that describes all the steps the Holding Company will take to assist the Association to comply with the above-referenced Order. To be acceptable, the Compliance Plan, at a minimum, must fully document the type and timing of all actions planned or contemplated and provide appropriate assistance to the Association in maintaining compliance with the terms of the Order and provide for, among other things:

i.            A commitment to maintain capital as provided in Paragraph two (2) of this Agreement,

ii.           A. commitment to establish and maintain a deposit account at the Association as required by Paragraph three (3) of this Agreement,

iii.          A reduction of the student loan concentration ratio in accordance with Paragraph IV B 2 of the Order.

c.      Within thirty (30) days of receipt of the Regional Director’s written comments on the Compliance Plan submitted for his review and comment, the Holding Company shall revise the proposed Compliance Plan as appropriate to address the Regional Director’s written comments.

d.      Immediately following receipt from the Regional Director of written notice of non-objection to the Compliance Plan, the Holding Company must implement and adhere to the Compliance Plan.

e.      Within forty-five (45) days after the close of each quarter starting with the first full calendar quarter after the effective date of this Agreement, the Board of Directors shall conduct documented reviews and evaluations of the Holding Company’s performance of its obligations under the Compliance Plan, and, within 10 days of each review, shall provide the Regional Director with a written report addressing whether there have been any material deviations from the Compliance Plan. If any material deviations have been found, then the reports to the Regional Director, at a minimum, must: (i) describe the material deviations, and (ii) the corrective actions that have been implemented or proposed to address each deviation.

f.    The Compliance Plan shall be incorporated into this Agreement, and any material deviation from the Compliance Plan shall be deemed noncompliance with this Agreement.

2.             Commitment to Maintain Capital.

The Holding Company commits and promises to OTS that it shall maintain the Association’s Regulatory Capital Ratios(1) at the greater of: (i) the capital ratios projected in the Application Business Plan, (ii) the capital ratios projected in a business plan found acceptable to OTS pursuant to Paragraph II of the Order (Order Business Plan)(2) or (iii) the minimum regulatory capital requirements set forth in 12 CFR § 567.2 or as may be established pursuant to 12 CFR 567.3 (Minimum Regulatory Capital Requirement). If the Association reports on its Thrift Financial Report (TFR) any one or more Regulatory Capital Ratio(s) that is less than Minimum Regulatory Capital Requirement or are lower than those projected in the Application Business Plan or Order Business Plan, the Holding Company shall, within two (2) business days following receipt of written notice from the Association or OTS, make a cash capital

(1) Regulatory Capital Ratios shall mean the Tier 1(Core) Capital Ratio and Total Risk-Based Capital Ratio.

(2) Upon acceptance by OTS, the Regulatory Capital Ratios set forth in the Order Business Plan shall supersede and replace the Regulatory Capital Ratios projected in the Application Business Plan.

contribution to the Association in an amount by which the Association’s capital level was less than what was necessary to meet the capital projections set forth in the Application Business Plan, Order Business Plan, or the Minimum Regulatory Capital Requirement, as applicable.

3.             Deposit Account.

a.     To secure performance of its obligations to maintain capital pursuant to Paragraph 2 of the Agreement, the Holding Company shall establish and maintain a deposit at the Association of at least $70 million that is unencumbered and free and clear of any liens. The deposit may be reduced to $30 million in event that the transaction contemplated in the transfer of assets application filed by the Association on April 15, 2009 is approved by OTS and consummated in accordance with any such approval. The interest rate paid on the deposit shall be no greater than 0.50 % percent above the rate paid on US Treasury Securities having the same maturity and the remaining terms of the deposit account shall be acceptable to the Regional Director.

b.     The deposit must be maintained until the earlier to occur of: (i) a sale by the Holding Company of the Association or (ii) a reduction of the private student loan concentration ratio of the Association to an amount no great than fifty (50) percent of Tier 1 (Core) Capital plus allowances for loan losses.

4.             Restrictions Relating to Capital Distributions.

a.     The Holding Company shall not, directly or indirectly, purchase or redeem any shares of its stock, declare or pay any cash dividends to any holders of its equity securities, or otherwise act to cause a reduction in its Capital Accounts without prior written approval of the Regional Director.

b.     The Holding Company shall not, directly or indirectly, accept any dividend or any other form of payment representing a reduction in capital from the Association, except as approved in writing by the Regional Director pursuant to OTS’s capital distribution rules set forth at 12 CFR Part 563 Subpart E (Capital Distribution Regulations). Nothing in this Agreement shall be interpreted to restrict the Association from making an application under the Capital Distribution Regulations at such time as its Regulatory Capital Ratios exceed the higher of: (i) Minimum Regulatory Capital Requirement or (ii) as applicable, (A) the capital ratios projected in the Application Business Plan or (B) the capital ratios projected in the (Order Business Plan).

5.      Restrictions on Incurrence of Debt.

The Holding Company shall not, directly or indirectly, incur any debt exceeding $5 million without the prior written approval of the Regional Director. Any Holding Company requests for such prior written approval shall contain, but not be limited to, a statement describing the purpose of the proposed debt, describing and analyzing the terms of the proposed debt, the planned source (s) for repayment of the proposed debt, and an analysis of the Holding Company’s cash flow resources available to meet such debt repayment. This restriction shall not be interpreted to prohibit the Holding Companies from incurring costs in the ordinary course of business in connection with its day to day operations, consistent with past practice, or to comply with this Agreement.

6.     Transactions with the Association.

Effective immediately, the Holding Company shall neither engage in any transactions with the Association nor accept any payment on any tax sharing agreement unless the Association has first received a written notice of non-objection from OTS as required by Paragraph IX of the Order.

7.     Management/Directorate Changes.

Effective immediately, the Holding Company shall comply with the prior notification requests for changes in directors and senior executive officers as set forth in 12 CFR § 563 Subpart H.

8.     Severance Payments.

Effective immediately, the Holding Company shall not make any golden parachute payment(3) unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 CFR Part 359.

9.     Effective Date.

This Agreement is effective on the Effective Date as shown on the first page.

10.  Duration.

(3) The term “golden parachute payment” is defined at 12 CFR § 359.1(f).

This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

11.  Time Calculations.

Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted. The Regional Director may extend any of the deadlines set forth in the provisions of this Agreement upon written request by the Holding Company that includes reasons in support for any extension. Any OTS extension shall be made in writing.

12.  Submissions and Notices.

a.           All submissions, including progress reports, to OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

b.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

To OTS:

The original to:

Mr. Michael E. Finn, Regional Director

Office of Thrift Supervision

Harborside Financial Center Plaza Five

Suite 1600

Jersey City, New Jersey 07311

A copy to:

Mr. John F. Burke, Jr., Assistant Director

Office of Thrift Supervision

35 Braintree Hill Office Park

Suite 201

Braintree, Massachusetts 02184

To the Holding Company:

Peter B. Tarr

Chairman

First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA

13.          No Violations Authorized.

Nothing in this Agreement shall be construed as allowing the Holding Company, its Board, officers or employees to violate any law, rule, or regulation.

14.          OTS Authority Not Affected.

Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Holding Company if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

15.          Other Governmental Actions Not Affected.

The Holding Company acknowledges and agrees that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph fourteen (14) above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

16.          Miscellaneous.

a.             The laws of the United States of America shall govern the construction and validity of this Agreement.

b.             If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

c.             All references to OTS in this Agreement shall also mean any of the OTS’s predecessors, successors, and assigns.

d.             The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

e.             The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

17.          Enforceability of Agreement.

This Agreement is a “written agreement” entered into with an agency within the meaning and for the purposes of 12 USC §§ 1818(b)(1), 1818(e)(1), 1818(i)(2), and 1818(u)(1)(A).

18.          Signature of Directors/Board Resolution.

Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of the Holding Company to the issuance and execution of the Agreement. This Agreement may be executed in counterparts by the directors after approval of execution of the Agreement at a duly called board meeting.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, OTS, acting by and through its Regional Director, and the Board of the Holding Company, hereby execute this Agreement.

First Marblehead Corporation		Office of Thrift Supervision

By:	/s/ Peter B. Tarr	By:	/s/ Michael E. Finn
	Peter B. Tarr, Chairman		Michael E. Finn
Regional Director, Northeast Region
Date: See Effective Date on page 1
/s/ Stephen E. Anbinder
Steven E. Anbinder, Director

/s/ William R. Berkley
William R. Berkley, Director

/s/ Dort A. Cameron III
Dort A Cameron III, Director

/s/ Henry Cornell
Henry Cornell, Director

/s/ George G. Daly
George G. Daly, Director

/s/ Peter S. Drotch
Peter S. Drotch Director

/s/ William D. Hansen
William D Hansen, Director

/s/ Daniel M. Meyers
Daniel M. Meyers, Director